                                                                   Exhibit 10.32

                              CONSENT TO SUBLEASE

     CONSENT dated December 30, 2002, between 444 MADISON, L.L.C., a New York limited liability company having an office at 444 Madison Avenue, New York, New York ("Landlord"), Siebel Systems, Inc., a Delaware corporation, having an office at 2207 Bridgepoint Parkway, San Mateo, CA 94404 ("Tenant"), and Avenue A, Inc., a Washington corporation having an office at 444 Madison Avenue, New York, New York ("Subtenant").

                                    RECITAL

     Landlord and Tenant entered into a lease dated April 30, 1999, as amended (the "Lease"), covering approximately 28,610 rentable square feet (the "Demised Premises") of the building known as 444 Madison Avenue, New York, New York. The Demised Premises are more particularly described in the Lease.

     Tenant desires to sublet to Subtenant a portion (the "Subleased Premises") of the Demised Premises pursuant to the sublease agreement (the "Sublease") attached hereto as Exhibit A. Landlord is willing to consent to the sublet on the terms set forth in this Consent.

     Accordingly, the parties hereto agree as follows:

     1. Subject to the provisions of this Consent, Landlord hereby consents to the sublet.

     2. The Consent shall not be construed in any manner to modify, waive or affect any of the terms, covenants, conditions or agreements contained in the Lease, or to waive any breach or default by Tenant under the Lease.

     3. Tenant shall not be released from, and Tenant shall be and remain liable for, the performance and observation of all of the terms, covenants, conditions and agreements contained in the Lease, including, without limitation, the payment of the fixed rent, additional rent and all other sums now or hereafter due under the Lease.

     4. Notwithstanding any provision of this Consent or the Sublease: (a) the sublet shall be subject and subordinate at all times to the Lease and this Consent, and to all of the terms, covenants, conditions and agreements contained in the Lease and this Consent. (b) Subtenant shall not do permit or suffer anything to be done in, or in connection with, the Subtenant's use or occupancy of the Subleased Premises which would violate any of the terms, covenants, conditions or agreements contained in the Lease, including, without limitation. the use of the Demised Premises permitted by the Lease, and (c) except for the provisions of this Consent, there shall be no privity of estate or contract between Landlord and Subtenant with respect to the Lease, the Sublease or the Subleased Premises.

     5. This Consent shall not be construed as a consent by the Landlord to, or as permitting, any other further subletting or assignment by Tenant or Subtenant.

     6. Upon the expiration or any earlier termination of the Lease, or upon the surrender of the Lease by Tenant to Landlord, the Sublease and the term thereof shall terminate as of the

                                       1.

effective date of such expiration, termination or surrender, and Subtenant shall vacate the Subleased Premises on such date unless Landlord shall elect, at Landlord's sole option, to continue the Sublease as a direct lease between Landlord and Subtenant, in which event Subtenant shall execute and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby Subtenant shall agree to attorn to Landlord, except that the Landlord shall not be (a) liable for any previous act or omission of Tenant under the Sublease, (b) subject to any offset, not expressly provided in the Lease or (c) bound by any modification of the Sublease or any prepayment of any fixed rent, additional rent or other sums for more than one month in advance.

     7. The Sublease shall not be valid until (a) an original, executed counterpart of the Sublease has been delivered to Landlord and (b) any Guarantor of the Lease acknowledges its consent to the Sublease and agrees, for the benefit of Landlord and Landlord's successors and assigns, that the obligations and liabilities of the Guarantor under the Guaranty shall not in any manner be released, relieved or otherwise affected by the Sublease. If the conditions of this paragraph have not been complied with on or before the 60th day following the date of this Consent, this Consent shall be deemed null and void and of no further force or effect.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Consent as of the day and year first above written.

                                 LANDLORD

                                 444 MADISON ASSOCIATES. L.L.C.


                                 By:   /s/ Henry Gross
                                    -----------------------------------------

                                 Name: Henry Gross
                                      ---------------------------------------

                                 Its:  President
                                     ----------------------------------------

                                 TENANT


                                 Siebel Systems, Inc., a Delaware corporation


                                 By:   /s/ Jeffrey Amann
                                    -----------------------------------------

                                 Name: Jeffrey Amann
                                      ---------------------------------------

                                 Its:  Senior Vice President and General Counsel
                                       ----------------------------------------

                                       2.

                                   SUBTENANT

                                   Avenue A, Inc., a Washington corporation


                                   By:   /s/ Tom Sperry
                                      -----------------------------------------

                                   Name: Tom Sperry
                                        ---------------------------------------

                                   Its:  President
                                       ----------------------------------------

                                       3.

                                    SUBLEASE

     This Sublease ("Sublease"), dated December 30, 2002 (the "Execution Date"), is entered into by and between Siebel Systems, Inc., a Delaware corporation ("Sublandlord"), and Avenue A, Inc., a Washington corporation ("Subtenant").

1.   Basic Provisions.

     1.1 Sublease Premises: The "Sublease Premises" under this Sublease consists of approximately 3,418 rentable square feet located on the 8th floor in the building commonly known as 444 Madison Avenue, New York, New York ("Building"). The Sublease Premises are a portion of the those certain premises ("Master Premises") containing approximately 28,610 rentable square feet which are demised pursuant to the Master Lease to Sublandlord. The Sublease Premises are depicted on Exhibit A to this Sublease.

     1.2 Master Landlord: 444 Madison, LLC, a New York limited liability company.

     1.3 Master Lease: Office Lease dated April 30, 1999, as amended by an Amendment to Lease dated April 30, 2000, as amended by an Second Amendment to Lease dated January 31, 2001 entered into by Sublandlord, as tenant, and Master Landlord, as landlord, a copy of which is attached hereto as Exhibit B.

     1.4 Term: This Sublease shall begin on the Commencement Date and end on the Expiration Date, unless terminated earlier in accordance with the terms and conditions of this Sublease. Promptly following a request therefore, Subtenant agrees to execute a Sublease Commencement Date Certificate in the form attached as Exhibit C setting forth the actual Commencement Date and the Expiration Date.

     1.5 Commencement Date: Estimated to be January 1, 2003, but in any case upon the date which is the later of (i) the date Sublandlord tenders possession of the Sublease Premises to Subtenant or (ii) the date the Master Landlord gives its written consent to this Sublease.

     1.6 Expiration Date: February 26, 2006

     1.7 Base Rent: $12,000 per month, subject to escalation as set forth in
Section 4.2 below.

     1.8 Subtenant's Share: Subtenant's Share is deemed to be a fraction, the numerator of which is the rentable square footage of the Sublease Premises, and the denominator of which is the rentable square footage of the Master Premises. As of the Execution Date, Subtenant's Share is 11.95 percent

     1.9 Subtenant's Use: General office.

                                       1.

     1.10 Subtenant's Address:     Smith Tower, 506 2nd Avenue
                                   Seattle, Washington 98104
                                   Attn: President, Atlas DMT

     1.11 Sublandlord's Address:   2207 Bridgepointe Parkway
                                   San Mateo, California 94404
                                   Attn: Vice President,
                                   Real Estate and Facilities

                 With a copy to:   2207 Bridgepointe Parkway
                                   San Mateo, California 94404
                                   Attn: Vice President, Legal Affairs

     1.12 Security Deposit. $36,000.00

     1.13 Brokers:   For Sublandlord:   CB Richard Ellis and
                                        Resource Real Estate, Inc.

                     For Subtenant:     Parker Madison Partners, inc.

     1.14 Definitions: Each of the terms in Section 1 are used in this Sublease as defined terms and has the meaning given in such sections. Other capitalized words and phrases for which no definition is given in this Sublease shall have the meanings given them in the Master Lease. Unless otherwise indicated, all section references are to the sections of this Sublease.

2.   Demise Of Premises; License of Furniture and Equipment.

     2.1 Sublandlord hereby subleases the Sublease Premises to Subtenant, and Subtenant hereby subleases the Sublease Premises from Sublandlord, on and subject to the terms and conditions of this Sublease. Subtenant represents and warrants to Sublandlord that: (a) Subtenant is familiar with the provisions of the Master Lease insofar as it pertains to the Sublease Premises and Subtenant's use and occupation thereof under this Sublease; (b) Subtenant has the right and power to execute and deliver this Sublease and to perform its obligations hereunder; (c) the person or persons executing this Sublease for Subtenant are fully authorized to so act and no other action is required to bind Subtenant to this Sublease; and (d) Subtenant is duly organized and in good standing in its state of formation and is authorized to conduct business in the state where the Sublease Premises are located.

     2.2 The Sublease hereunder also includes (i) the license to use Sublandlord's existing workstations and systems furniture located within the Sublease Premises, a list of which is attached hereto as Exhibit D (the "Furniture and Equipment"); (ii) the license to use the voice and data cabling servicing the Furniture and Equipment within the Sublease Premises. Sublandlord shall relocate, label and coil such voice and data cabling to a location to be mutually agreed upon. Subtenant shall accept the Furniture and Equipment in its "as-is" condition without any representation or warranty by Sublandlord. Subtenant's insurance as required under this Sublease shall include an all risk property insurance policy for the Furniture and Equipment for its full replacement value, and Subtenant shall maintain the Furniture and Equipment in good condition during the term hereof. Subtenant may use such conference rooms on an as-available

                                       2.

basis, subject to such reservation system as Sublandlord may adopt from time to time. The Sublease and the license rights granted in connection therewith shall not include any right to require Sublandlord to provide any technical or server support for any Furniture and Equipment.

     2.3 Sublandlord may enter any part of the Sublease Premises at all reasonable hours, following reasonable prior notice (or in any emergency or suspected emergency, at any hour and without prior notice), to (a) inspect, test, clean, or make repairs, alterations and additions to the Sublease Premises or the Premises as Sublandlord believes appropriate, or (b) show the Sublease Premises to prospective lenders and purchasers, or, at any time during the last six (6) months of the Term or when Subtenant is in default beyond the applicable notice and cure periods hereunder, to prospective subtenants and, if they are vacated, to prepare them for reoccupancy. Sublandlord shall take reasonable measures not to unreasonably interfere with Subtenant's operations in connection with such entries.

     2.4 Subtenant shall have no right to expand or contract the Sublease Premises and no right of first refusal as to any other premises.

     2.5 Tenant acknowledges that the Master Landlord has the right to terminate the Master Lease within 45 days following Sublandlord's request for Master Landlord's consent to this Sublease. Any such exercise of Landlord's recapture right shall not impose any liability on the part of Sublandlord under this Sublease. This Sublease shall automatically terminate upon the exercise by Landlord of such recapture right, and Sublandlord shall immediately return to Subtenant all deposits and prepaid rent paid to Sublandlord by Subtenant in connection with this Sublease.

3.   Sublease Term.

     3.1 The Sublease Term shall commence on the Commencement Date specified in
Section 1.5.

     3.2 If for any reason Sublandlord is delayed in delivery of the Sublease Premises to Subtenant, Sublandlord shall not be liable therefor, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder, or extend the Expiration Date, but in such case the Commencement Date will not occur and Subtenant shall not be obligated to pay Rent until possession of the Sublease Premises are tendered to Subtenant.

     3.3 Unless sooner terminated or extended as provided herein, the Sublease Term shall end on the Expiration Date. However, the Sublease may be terminated prior to the Expiration Date if the Master Lease is terminated for any cause whatsoever (and Master Landlord does not require Subtenant to attorn) or as provided elsewhere in this Sublease, and the Sublease Term shall end on such earlier termination. Subtenant shall have no option to extend the Sublease Term or to elect an early termination of the Sublease Term.

4.   Rent.

     4.1 The rent payable by Subtenant for the Sublease Premises shall consist of the Base Rent under Section 4.2, the Pass Through Costs under Section 4.3 and the Other Charges under Section 4.4. Base Rent, Pass Through Costs, Other Charges and any other sums payable by

                                       3.

Subtenant under this Sublease are collectively referred to as "Rent." Subtenant's covenant to pay Rent shall be independent of every other covenant in this Sublease.

     4.2  Base Rent

          4.2.1 Subject to subsection 4.2.2 below, beginning on the Commencement Date and continuing thereafter, on the first day of each calendar month during the Sublease Term Subtenant shall pay to Sublandlord in advance, and without notice, demand, deduction or offset, the monthly Base Rent specified in Section
1.7. If the Commencement Date is a day other than the first day of a calendar month, the Base Rent for the month in which the Commencement Date occurs will be prorated, based on a thirty (30) day month. Subtenant shall, on the Execution Date, pay the first full month Base Rent payable. Base Rent shall be increased by a compounded three percent (3%) on each annual anniversary of the Commencement Date.

          4.2.2 Base Rent shall be abated, in full, for the first two full months of the Sublease Term, and shall be abated in the amount of $4,080.00 for the third month of the Sublease Term (such that the remaining amount of Base Rent owing for the third month shall be $7,920.00). Electricity Charges or other components of Rent shall not be so abated.

     4.3 Throughout the Sublease Term, Subtenant also shall pay as an amount equal to Subtenant's Share of Tenant's Tax Payment (as such is defined in the Master Lease) payable by Sublandlord under the Master Lease to the extent the same exceeds Tenant's Tax Payment payable for the same period during the base year 2002 (collectively, "Pass Through Costs"). To the extent Pass Through Costs are payable by Sublandlord on a monthly estimated basis, the same shall be paid by Subtenant as and when Base Rent is due in an amount based on Master Landlord's or Sublandlord's estimates; and upon any reconciliation of estimated and actual Pass Through Costs, the corresponding Pass Through Costs shall be adjusted between Sublandlord and Subtenant (with appropriate reimbursements or additional payments) within twenty (20) days after delivery to Subtenant of any reconciliation statement. For purposes of calculating Pass Through Costs, Sublandlord shall be entitled to rely conclusively on Master Landlord's determination of estimated and actual Taxes and shall be under no obligation to audit or verify the same.

     4.4 Throughout the Sublease Term, Subtenant also shall pay, within five (5) days after written notice, the sum of $854.50 per month as Subtenant's electricity charges ("Electricity Charges") as well as any other fees, charges or other sums payable with respect to the Subleased Premises (collectively, "Other Charges") for: (a) excess or after hours utility consumption within the Sublease Premises; (b) excess, after hours or supplemental heating, ventilating or air conditioning service supplied to the Sublease Premises; (c) services or benefits supplied to the Sublease Premises at Subtenant's request (or with Subtenant's acquiescence) for which Master Landlord reserves any right to impose a fee or charge separate from the Pass Through Costs; (d) to reimburse Master Landlord or Sublandlord for taxes on personal property, equipment and fixtures located in or about the Sublease Premises during the Sublease Term; (e) to pay for any damage to the Building resulting from the act or omission of Subtenant or Subtenant's agents, employees or invitees, subject to the subrogation provisions of Section 8.2 herein; and (f) damages recoverable due to a default under the Master Lease which is the result of any Default or failure of performance by Subtenant under this Sublease.

                                       4.

     4.5 All Rent shall be paid to Sublandlord or to such other person or such other place as Sublandlord may from time to time designate in writing. If any Rent is not paid when due, Subtenant acknowledges that Sublandlord will incur additional administrative expenses and costs which are difficult or economically impractical to ascertain. Subtenant shall pay an administrative charge to Sublandlord equal to ten percent (10%) of the delinquent amount for each thirty
(30) days such payment is overdue. Neither demand for nor receipt of any late charge called for under this Sublease shall (i) operate to waive any default by Subtenant or provide a substitute for Subtenant's full and timely performance of the obligation to pay Rent, or (ii) limit the exercise of any other right or remedy Sublandlord may have under this Sublease in case of Subtenant's default.

     4.6 In the event of any casualty or condemnation affecting the Sublease Premises, Rent payable by Subtenant shall be proportionately abated, but only as to the portion of the Sublease Premises damaged or taken and only to the extent that Rent payable by Sublandlord is abated or reduced with respect to such portion of the Sublease Premises. Subtenant shall have no right to terminate the Sublease in connection with any casualty or condemnation except to the extent that the Master Lease also is terminated as to the Sublease Premises.

5.   Security Deposit.

     5.1 On the Execution Date, Subtenant shall deposit with Sublandlord the Security Deposit in the amount specified in Section 1.12, as security for the full and faithful performance of every provision of this Sublease to be performed by Subtenant. If Subtenant defaults with respect to any provision of this Sublease, including but not limited to the provisions relating to the payment of Rent, Sublandlord, without prejudice to any other right or remedy it may have, may use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other amount which Sublandlord may spend or become obligated to spend by reason of Subtenant's default, to repair damages to any part of the Sublease Premises or the Building, to clean the Sublease Premises or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant's default. Following any application of the Security Deposit, Subtenant shall, within five (5) days following Sublandlord's demand, restore the Security Deposit to its full original amount, and Subtenant's failure to restore the Security Deposit shall be deemed an event of default under this Lease without further notice or cure period. In the event of bankruptcy or other insolvency proceedings filed by or against Subtenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Sublandlord for all periods prior to the effective date of such proceedings. Sublandlord shall not be required to keep the Security Deposit separate from its general funds, and Subtenant shall not be entitled to interest on the Security Deposit. If Subtenant shall fully and faithfully perform every provision of this Sublease to be performed by it, the Security Deposit or any unapplied balance thereof shall be returned to Subtenant within three (3) weeks following the Expiration Date.

6.   Possession and Use.

     6.1 Sublandlord subleases the Sublease Premises to Subtenant, and Subtenant accepts the Sublease Premises, strictly in their present "as-is" and "with all faults" condition. Sublandlord has no obligation to prepare, modify or alter the Sublease Premises. Subtenant

                                       5.

acknowledges that it has had full opportunity to inspect the condition of the Sublease Premises and Building and all laws, rules, regulations, and restrictions relating to its use and condition ("Laws"). Subtenant is not relying on any statement, representation or warranty made by or for Sublandlord with respect to the Sublease Premises or such Laws. Subtenant, by acceptance of possession of the Sublease Premises, conclusively acknowledges the Sublease Premises to be in good order and repair and in a tenantable condition and acceptable for its intended use.

     6.2 The Sublease Premises shall be used and occupied solely for Subtenant's Use as specified in Section 1.9. Subtenant's use shall comply with the relevant provisions of the Master Lease and all applicable laws, rules, regulations, ordinances, and restrictions. Subtenant shall not use or suffer or permit the Sublease Premises to be used for any other purpose.

7.   Services, Maintenance and Repair Obligations.

     7.1 Pursuant to Article 21 of the Master Lease, the Master Landlord is to furnish to the Premises (including the Subleased Premises) during Business Days from 8 a.m. to 6 p.m. certain services and utilities, including after-hours electricity and HVAC. Master Landlord currently charges Sublandlord $75.00 per hour for after-hours HVAC. Sublandlord shall include in Other Costs any such after-hours charge with respect to the Sublease Premises, without markup. Subtenant acknowledges that the Master Landlord may change such after-hours charges at any time, and that any such changes will be reflected in Other Costs. Sublandlord grants to Subtenant the right, so long as Subtenant is not in Default, to receive all of the services and benefits with respect to the Sublease Premises which are to be provided by Master Landlord under the Master Lease. Sublandlord shall have no duty to perform any obligations of Master Landlord which are, by their nature, the obligation of an owner or manager of real property. By way of illustration and not limitation, Sublandlord shall not be required to provide any insurance or services (including utilities, those services and equipment identified in Article 21 of the Master Lease, security, or use of common areas or parking facilities) or to perform any maintenance, repairs, alterations or improvements which Master Landlord is or may be required to provide or perform under the Master Lease. Sublandlord shall have no responsibility for or be liable to Subtenant for any default, failure or delay on the part of Master Landlord in the performance or observance by Master Landlord of any of its obligations under the Master Lease, nor shall such default by Master Landlord affect this Sublease or waive or defer the performance of any of Subtenant's obligations under this Sublease, including without limitation the obligation to pay Rent; and Subtenant hereby expressly waives the provisions of any statute, ordinance or judicial decision, now or hereafter in effect, which would give Subtenant the right to make repairs at the expense of Sublandlord or Master Landlord, or to claim any actual or constructive eviction by virtue of any interruption in access, services or utilities to, or any failure to make repairs in or to, the Sublease Premises or the Building. Notwithstanding the foregoing, the parties do contemplate that Master Landlord will, in fact, perform its obligations under the Master Lease and in the event of any default or failure of such performance by Master Landlord, Sublandlord agrees that it will, upon notice from Subtenant, make demand upon Master Landlord to perform its obligations under the Master Lease. Sublandlord, however, shall have no obligation to sue the Master Landlord on Subtenant's behalf or to terminate the Master Lease as a result of any such default or failure by Master Landlord.

                                       6.

     7.2 Subtenant shall maintain the Sublease Premises in a clean and orderly manner and condition, to the extent that Sublandlord is required to maintain the Sublease Premises under the Master Lease.

     7.3 Without limiting Subtenant's obligations as incorporated from the Master Lease, Subtenant shall comply with all laws and ordinances, and all orders, rules and regulations of all governmental authorities and of all insurance bodies and their fire prevention engineers at any time in force, applicable to the use, condition, occupancy or modification of the Sublease Premises, including without limitation, all laws, rules, regulations, ordinances and code provisions promulgated or applicable as a result of the Americans with Disabilities Act. Without limiting the generality of the foregoing, Tenant shall be responsible for all modifications (including structural modifications) to the Sublease Premises or Building triggered or required as a result of Tenant's particular use or modification of the Sublease Premises. All provisions of the Master Lease relating to the Tenant's or Sublandlord's use of or liability arising from Hazardous Materials are hereby incorporated herein, with the term "Subtenant" substituted for Tenant, except that Sublandlord is not assuming any responsibility or liability with respect to any Hazardous Materials brought onto the Premises by others or any liabilities of Master Landlord under the Master Lease.

8.   Subtenant's Insurance and Indemnity.

     8.1 Throughout the Sublease Term, Subtenant shall procure and maintain, at its own cost and expense, such workers' compensation, business interruption and commercial general liability insurance as is required to be carried by Tenant under the Master Lease, and such property insurance as is required to be carried by Tenant under the Master Lease to the extent such property insurance pertains to the Sublease Premises, all naming Sublandlord, as well as Master Landlord, as additional insureds and loss payees in the manner required in the Master Lease. If the Master Lease requires the Tenant to insure leasehold improvements or alterations, then Subtenant shall insure such leasehold improvements which are located in the Sublease Premises, as well as alterations in the Sublease Premises made by Subtenant. Subtenant shall furnish to Sublandlord a certificate of Subtenant's insurance required under this Section 8.1 on or before the Commencement Date. Subtenant's general liability policies shall be endorsed as needed to provide cross-liability coverage for Subtenant and Sublandlord and to provide severability of interests, and the coverage afforded to Sublandlord must be as broad as that afforded to Subtenant. At least thirty (30) days prior to expiration of such policies, and promptly upon any other request by Sublandlord, Subtenant shall furnish Sublandlord with copies of policies, or evidence of insurance, evidencing maintenance and renewal of the required coverage on ACORD 27 or other form acceptable to Sublandlord in its sole discretion, and a copy of the endorsement to Subtenant's liability policy showing the additional insureds. In the event Subtenant does not maintain said insurance, Sublandlord may, in its sole discretion and without waiving any other remedies hereunder, procure said insurance and Subtenant shall pay to Sublandlord as rent the cost of said insurance plus a ten percent (10%) administrative fee.

     8.2 Each party hereby waives claims against the other for damage to property owned by the waiving party where such damage is covered under any policy of property damage insurance maintained, so long as such waiver does not invalidate or adversely affect the waiving party's property damage insurance; and each party shall attempt to obtain from its insurance

                                       7.

carrier a waiver of its right of subrogation. Subtenant agrees to obtain, for the benefit of Master Landlord and Sublandlord, such waivers of subrogation rights from its insurer as are required of Sublandlord, as Tenant, under the Master Lease. Subtenant hereby waives claims against Master Landlord and Sublandlord for death, injury, loss or damage of every kind and nature, if and to the extent that Sublandlord, as Tenant, waives or releases such claims against Master Landlord under the Master Lease.

     8.3 To the fullest extent permitted by law, Subtenant waives all claims against Sublandlord for economic damages, damage to any property or injury or death of any person in, on or about the Sublease Premises arising at any time or from any cause other than to the extent resulting directly from the gross negligence or willful misconduct of Sublandlord. Subtenant agrees to protect, defend, indemnify and hold Sublandlord harmless from all claims, losses, damages, liabilities and expenses which Sublandlord may incur, or for which Sublandlord may be liable to Master Landlord, arising from (a) the use, modification or occupancy of the Sublease Premises during the Sublease Term, (b) the acts or omissions of Subtenant, and (c) any acts or events occurring in or about the Sublease Premises during the Sublease Term, which are the subject matter of any indemnity or hold harmless of Sublandlord, as Tenant, to Master Landlord under the Master Lease. Subtenant's obligations to protect, defend, indemnify and hold harmless Sublandlord under this Section 8.3 are in no way conditioned upon either (a) Subtenant's acts or omissions being a cause of any underlying claim, demand, action, loss or damage, or (b) Sublandlord being free of negligence or wrongful conduct in connection therewith; provided, however, that Subtenant shall not be required to indemnify or hold Sublandlord harmless to the extent it is established that Sublandlord's gross negligence or willful misconduct is the cause of any claim, demand, action, liability, expenses, loss or damage.

9.   Assignment or Subletting.

     9.1 Any assignment, subletting, mortgage, pledge, encumbrance, or other transfer shall be governed by the terms and conditions of Article 11 of the Master Lease. None of the foregoing shall be effective unless and until any Default by Subtenant hereunder has been cured, and in no event shall any of the foregoing relieve Subtenant from Subtenant's obligations and agreements under this Sublease, and Subtenant shall continue to be liable as a principal and not as a guarantor or surety.

10.  Alterations.

     10.1 Subtenant shall not make any alterations in or additions to the Sublease Premises ("Alterations") if to do so would constitute a default under the Master Lease (without regard to any requirement of notice or cure period). If Subtenant's proposed Alterations would not constitute a default under the Master Lease, Sublandlord's consent thereto shall nonetheless be required, but Sublandlord's consent to such Alterations shall not be unreasonably withheld, and if Sublandlord consents thereto, Sublandlord shall use reasonable efforts to obtain the consent of Master Landlord if such consent is required under the Master Lease. If Alterations by Subtenant are permitted or consented to, Subtenant shall comply with all of the covenants of Sublandlord, as Tenant, contained in the Master Lease pertaining to the installation and removal of such Alterations. In addition, Subtenant shall indemnify, defend and hold harmless Sublandlord

                                       8.

against claim, liability, loss, cost, damage, liens and expense imposed on Sublandlord arising out of the installation and removal of Alterations by Subtenant.

     10.2 If Subtenant performs any Alterations, Subtenant shall be obligated to remove such Alterations and restore the Sublease Premises to the condition existing on the Commencement Date (or on such earlier date as Subtenant first entered the Sublease Premises) if (a) the Master Lease requires such removal and restoration by Sublandlord or (b) Sublandlord reserved the right to require such removal at the time of its consent to such Alterations.

11.  Casualty or Eminent Domain.

     11.1 In the event of a fire or other casualty affecting the Building or the Sublease Premises, or of a taking of all or a part of the Building or the Sublease Premises under the power of eminent domain, Sublandlord shall be entitled to exercise any right it may have to terminate the Master Lease without first obtaining the consent or approval of Subtenant. If the Master Lease imposes on Sublandlord the obligation to repair or restore the Premises, the Building, and any leasehold improvements or alterations, Subtenant shall be responsible for repair or restoration of the Premises, the Building, and any leasehold improvements or alterations within the Sublease Premises to the extent the Sublandlord, as Tenant under the Master Lease, is obligated under the Master Lease.

12.  Surrender.

     12.1 On the Expiration Date, or upon the earlier termination of the Sublease or of Subtenant's right to possession of the Sublease Premises, Subtenant will at once surrender and deliver up the Sublease Premises, together with all improvements thereon, to Sublandlord in as good condition and repair as when delivered to Subtenant, reasonable wear and tear and casualty excepted. Conditions existing because of Subtenant's failure to perform maintenance, repairs or replacements as required of Subtenant under this Sublease shall not be deemed "reasonable wear and tear." Subtenant shall surrender to Sublandlord all keys to the Sublease Premises and make known to Sublandlord the combination of all combination locks which Subtenant is permitted to leave on the Sublease Premises.

     12.2 All Alterations in or upon the Sublease Premises made by Subtenant and not removed or required to be removed hereunder shall become a part of and shall remain upon the Sublease Premises upon such termination without compensation, allowance or credit to Subtenant. At Sublandlord's written request Subtenant shall restore the Sublease Premises to their condition prior to the making of such Alterations and repair any damage occasioned by such removal or restoration. If Subtenant is permitted or required to remove any Alteration or a portion thereof, and Subtenant does not complete such removal in accordance with this Section, Sublandlord may remove the same (and repair any damage occasioned thereby), and dispose thereof, or at its election, warehouse the same. Subtenant shall pay the costs of such removal, repair and warehousing on demand.

     12.3 As between Sublandlord and Subtenant, Subtenant shall not be required to remove any Alterations performed by Sublandlord prior to the Commencement Date ("Sublandlord Alterations") or to restore the Sublease Premises to their condition prior to the making of such

                                       9.

Sublandlord Alterations. If Sublandlord is required under the Master Lease to remove any Sublandlord Alterations performed prior to the Commencement Date, Subtenant shall permit Sublandlord to enter the Sublease Premises for a reasonable period of time prior to the expiration date of the Master Lease for the purpose of removing Sublandlord Alterations and restoring the Sublease Premises as required by the Master Lease.

     12.4 On the Expiration Date, or upon the earlier termination of the Sublease or of Subtenant's right to possession of the Sublease Premises, Subtenant shall remove Subtenant's articles of personal property incident to Subtenant's business which are not affixed to the Sublease Premises ("Trade Fixtures"); provided, however that Subtenant shall repair any injury or damage to the Sublease Premises which may result from such removal, and shall restore the Sublease Premises to the same condition as prior to the installation thereof. If Subtenant does not remove Subtenant's Trade Fixtures from the Sublease Premises on or before the Expiration Date or the earlier termination of Subtenant's right to possession, Sublandlord may, at its option, remove the same (and repair any damage occasioned thereby and restore the Sublease Premises as aforesaid) and dispose thereof or warehouse the same, and Subtenant shall pay the cost of such removal, repair, restoration or warehousing to Sublandlord on demand, or Sublandlord may treat said Trade Fixtures as having been conveyed to Sublandlord with this Sublease acting as a Bill of Sale therefor, without further payment or credit by Sublandlord to Subtenant.

13.  Holding Over.

     13.1 Subtenant has no right to occupy the Sublease Premises or any portion thereof after the Expiration Date or after the termination of this Sublease or of Subtenant's right to possession hereunder. In the event Subtenant or any party claiming by, through or under Subtenant holds over, Sublandlord may exercise any and all remedies available to it at law or in equity to recover possession of the Sublease Premises, and to recover damages, including without limitation, damages payable by Sublandlord to Master Landlord by reason of such holdover.

     13.2 Without limiting Sublandlord's rights under Section 13.1, for each and every month or partial month that Subtenant or any party claiming by, through or under Subtenant remains in occupancy of all or any portion of the Sublease Premises after the Expiration Date or after the earlier termination of this Sublease or of Subtenant's right to possession, Subtenant shall pay, as minimum damages and not as a penalty, monthly rental at a rate equal to double the rate of Rent payable by Subtenant hereunder immediately prior to the Expiration Date or the earlier termination of this Sublease or of Subtenant's right to possession. The acceptance by Sublandlord of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over.

14.  Encumbering Title.

     14.1 Subtenant shall not do any act which in any way encumbers the title of Master Landlord in and to the Building nor shall the interest or estate of Master Landlord or Sublandlord be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Subtenant, or by reason of any other act or omission of Subtenant. Any claim to, or lien upon, the Sublease Premises or the Building arising

                                       10.

from any act or omission of Subtenant shall accrue only against the estate of Subtenant and shall be subject and subordinate to the paramount title and rights of Master Landlord and the Sublandlord.

     14.2 Without limiting the generality of Section 14.1, Subtenant shall not permit the Sublease Premises or the Building to become subject to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Subtenant or claimed to have been furnished to Subtenant in connection with work of any character performed or claimed to have been performed on the Sublease Premises by, or at the direction or sufferance of, Subtenant. Sublandlord may cause such liens to be released by any means it deems proper, including payment, at Subtenant's expense and without affecting Sublandlord's rights.

15.  Subtenant's Default.

     15.1 Any one or more of following events shall be considered a "Default" by Subtenant, as such terms are used in this Sublease:

          15.1.1 Subtenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Subtenant asking reorganization of Subtenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any state, shall be entered, and any such decree or judgment or order shall not have been vacated or stayed or set aside within sixty (60) days from the date of the entry or granting thereof; or

          15.1.2 Subtenant shall file, or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal Bankruptcy laws now or hereafter amended, or Subtenant shall institute any proceedings for relief of Subtenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, re-organization, arrangements, composition or extension; or

          15.1.3 Subtenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Subtenant or any of the property of Subtenant; or

          15.1.4 Subtenant shall admit in writing its inability to pay its debts as they become due; or

          15.1.5 The Sublease Premises are levied on by any revenue officer or similar officer, or

          15.1.6 A decree or order appointing a receiver of the property of Subtenant shall be made and such decree or order shall not have been vacated, stayed or set aside within thirty (30) days from the date of entry or granting thereof; or

          15.1.7 Subtenant shall vacate or abandon the Sublease Premises during the Sublease Term or assign this Sublease or further sublet of the Sublease Premises other than in strict accordance with Section 8; or

                                       11.

          15.1.8 Subtenant fails to make any payment of Rent required to be made by Subtenant as and when the same is due; or

          15.1.9 Subtenant fails to secure insurance or to provide proper evidence of insurance as set forth in Section 8 of this Sublease or fails to keep the Sublease Premises or the Building free of lien claims as set forth in
Section 14 of this Sublease and either such failure continues for more than three (3) days after written notice thereof to Subtenant; or

          15.1.10 Subtenant, by its act or omission, causes an event or condition under the Master Lease which either is a default thereunder or, subject only to the delivery of any required notice or passage of any cure or grace period, would constitute a default thereunder; or

          15.1.11 Subtenant fails to fulfill, keep, observe or perform any of the other covenants and obligations herein contained to be fulfilled, kept, observed and performed by Subtenant, and such failure continues for more than fifteen (15) days after notice thereof in writing to Subtenant.

     15.2 Upon the occurrence of any one or more Defaults, Sublandlord may exercise any remedy against, and recover such amounts from, Subtenant as Master Landlord may exercise or be entitled to for default by Tenant under the Master Lease, which provisions of the Master Lease are hereby incorporated herein by reference.

16.  Provisions Regarding Master Lease.

     16.1 This Sublease and all rights of the parties hereunder are subject and subordinate to the Master Lease. The parties hereby acknowledge, each to the other, that it is not practical in this Sublease to enumerate all of the rights and obligations of the various parties under the Master Lease and specifically to allocate those rights and obligations in this Sublease. Accordingly, in order to afford to Subtenant the benefits of this Sublease and of those provisions of the Master Lease which by their nature are intended to benefit the party in possession of the Sublease Premises, and in order to protect Sublandlord against a Default by Subtenant which might cause a default by Sublandlord under the Master Lease, Sublandlord and Subtenant covenant and agree as set forth in this
Article 16.

     16.2 Except as expressly modified herein, the following provisions of the Lease are hereby expressly incorporated into this Sublease with the term "Sublandlord" substituted for Landlord and the term "Subtenant" substituted for Tenant, and the term demised premises substituted for Sublease Premises and the term "Sublease" substituted for Lease: 3.03, 4.02(c), 4.02(d), 4.02(f), the first sentence of 4.03, 4.04, 4.05, Article 5 (except the last sentence of 5.03), Article 6 (except for the third parenthetical in the first sentence of 6.01(a), Article 7, Article 8, Article 9, Article 10, Article 11, Articles 13 through 19, Article 21; 22.02, 22.03, 22.04, Article 23, Articles 25 through 30,
Article 32 through 36, Article 38, Article 41, Schedule C, Schedule D, Schedule E, Schedule F, Schedule G, and Schedule H; provided that references in the following sections to Landlord shall mean Master Landlord as defined herein:
4.02(d), 4.02(f), 4.05, Article 8, 9.02, and Article 21. No portion of the Amendment to Lease and the Second Amendment to Lease are incorporated herein.

                                       12.

     16.3 Except as otherwise expressly provided in this Sublease, Subtenant shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Master Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Sublease Premises. If practicable, Subtenant shall perform affirmative covenants which are also covenants of Sublandlord under the Master Lease at least five (5) days prior to the date when Sublandlord's performance is required under the Master Lease. Sublandlord shall have the right to enter the Sublease Premises to cure any default by Subtenant under this Section.

     16.4 It is expressly agreed that: (a) if the Master Lease should terminate prior to the Expiration Date, Sublandlord shall have no liability to Subtenant; and (b) to the extent the Master Lease grants Sublandlord any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, by election by Sublandlord or otherwise, Sublandlord shall be entitled to exercise or not exercise such right in its sole and absolute discretion and without liability to Subtenant.

     16.5 Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Master Landlord shall be deemed to apply under this Sublease and inure to the benefit of both Sublandlord and Master Landlord.

     16.6 If Subtenant desires to take any action which requires the consent of Master Landlord under the terms of the Master Lease, then, notwithstanding anything to the contrary herein: (a) Sublandlord, independently, shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease; (b) Subtenant shall not take any such action until it obtains the consent of both Sublandlord and Master Landlord; and (c) Subtenant shall request that Sublandlord obtain Master Landlord's consent on Subtenant's behalf and Sublandlord shall use commercially reasonable efforts to obtain such consent. Subtenant shall pay all costs reasonably incurred by Sublandlord in seeking or procuring Master Landlord's consent. Any approval or consent required of Sublandlord conclusively shall be deemed reasonably withheld if approval or consent also is required of the Master Landlord, and Master Landlord fails to give Master Landlord's approval or consent.

     16.7 Subtenant shall protect, defend, indemnify and hold harmless Sublandlord from any and all liability, damages, liabilities, claims, proceedings, actions, demands and costs (including reasonable attorneys' fees) resulting, directly or indirectly, from Subtenant's Default under this Sublease.

17.  Master Landlord's Consent.

     17.1 This Sublease and the obligations of the parties hereunder are expressly conditioned upon Sublandlord's obtaining prior written consent hereto by Master Landlord. Subtenant shall promptly deliver to Sublandlord any information reasonably requested by Master Landlord with respect to the nature and operation of Subtenant's business and/or the financial condition of Subtenant.

     17.2 Sublandlord and Subtenant hereby agree, for the benefit of Master Landlord, that this Sublease and Master Landlord's consent hereto shall not (a) create privity of contract

                                       13.

between Master Landlord and Subtenant; (b) be deemed to have amended the Master Lease in any regard (unless Master Landlord shall have expressly agreed writing to such amendment); or (c) be construed as a waiver of Master Landlord's right to consent to any assignment of the Master Lease by Sublandlord or any further subletting of the Sublease Premises, or as a waiver of Master Landlord's right to consent to any assignment by Subtenant of this Sublease or any subletting of the Sublease Premises or any part thereof.

18.  Notices.

     18.1 All notices which may or are required to be given by either party to the other shall be in writing and shall be deemed given when received or refused if personally delivered, or if sent by United States registered or certified mail, postage prepaid, return receipt requested, or if sent by a nationally recognized overnight commercial courier service providing receipted delivery, in any such case (a) if to Subtenant, addressed to Subtenant at the address specified in Section 1. 10 or at such other place as Subtenant may from time to time designate by notice in writing to Sublandlord or (b) if for Sublandlord, addressed to Sublandlord at the address specified in Section 1.11 or at such other place as Sublandlord may from time to time designate by notice in writing to Subtenant. Each party agrees promptly to deliver to the other party a copy of any notice, demand, request, consent or approval received from Master Landlord.

     18.2 Any notice delivered by Sublandlord in connection with, or as a precondition to, a Default by Subtenant shall be in lieu of and not in addition to any notice to pay rent or notice to perform covenant required under law.

19.  Right To Terminate.

     19.1 Subject to Subtenant paying to Sublandlord the Termination Fee described below, Subtenant shall have one (1) option to terminate this Sublease, such termination to be effective on the one year anniversary of the Commencement Date. In order to exercise such option, Subtenant shall (i) provide written notice to Sublandlord four months prior to such anniversary, and (ii) pay to Sublandlord the unamortized portion of all costs incurred by Sublandlord in connection with this Sublease, including without limitation all rent abatement, brokerage commissions and attorneys' fees. Failure to timely notify Sublandlord shall render the option void. Subtenant's option is personal to Subtenant and shall not be exercisable and shall be deemed void if Subtenant is in default under this Sublease at the time of the exercise of such option, or if Subtenant has been in default more than two times in any twelve month period during the term hereof.

20.  Miscellaneous.

     20.1 Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease, except those Brokers specified in Section 1.14 above. Each party covenants to protect, defend, indemnify and hold harmless the other party from and against any and all costs (including reasonable attorneys' fees), expense or liability for any compensation, commission and charges claimed by any broker or other agent, other than the Brokers, with respect to this Sublease or the negotiation thereof on behalf of such indemnifying

                                       14.

party. Subtenant shall be responsible for the payment of the brokerage commissions due to Subtenant's Broker incurred in connection with this Sublease, in the amount of $28,080.00.

     20.2 Sublandlord shall not be responsible for providing any security to the Sublease Premises.

     20.3 In the event that any action is brought by either party to enforce the terms of this Sublease. the prevailing party shall be entitled to reasonable attorneys' fees and costs.

     20.4 This Sublease is the entire agreement between the parties regarding its subject matter and supersedes any prior oral or written agreements among them regarding the subject matter contained herein.

     20.5 No waiver of any provision of this Sublease or consent to any action shall constitute a waiver of any other provision of this Sublease or consent to any other action. No waiver or consent shall constitute a continuing waiver or consent, or commit a party to provide a future waiver, unless such provision is expressly set forth in writing. Any waiver given by a party shall be void if the party requesting such waiver has not provided a full and complete disclosure of all material facts relevant to the waiver requested.

     20.6 The terms of this Sublease have been negotiated by the parties hereto and the language used in this Sublease shall be deemed to be the language chosen by the parties hereto to express their mutual intent. The parties acknowledge and agree that each party and its counsel have reviewed and revised this Sublease and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Sublease.

     20.7 This Sublease is subject to amendment only by a writing that makes reference to this Sublease and is signed by all parties hereto.

     20.8 This Sublease may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

                                       15.

     In Witness Whereof, Sublandlord and Subtenant have executed this Sublease on the dates set forth below, intending to be bound hereby.

SUBLANDLORD:                             SUBTENANT:


Siebel Systems, Inc.,                    Avenue A, Inc.,
a Delaware corporation                   a Washington corporation


By:   /s/ Jeffrey Amann                  By:   /s/ Tom Sperry
   ------------------------------------     ------------------------------------
Name: Jeffrey Amann                      Name: Tom Sperry
     ----------------------------------       ----------------------------------
Its:  Senior Vice President
      and General Counsel                Its:  President
    -----------------------------------      -----------------------------------

Date: 1/20/03                            Date: 12/30/02
     ----------------------------------       ----------------------------------

                                       16.

                                    Exhibit A

                             DESIGNATION OF PREMISES

                                    Exhibit B

                                  MASTER LEASE

                                    Exhibit C

                     Sublease Commencement Date Certificate

            , 2002
------------

---------------------

---------------------

---------------------

Re:  Commencement Letter with respect to that certain Sublease dated as of
     the      day of      , 2002, by and between Siebel Systems, Inc., as
         ----       ------
     Sublandlord, and                     , as Subtenant, for approximately
                      --------------------
           rentable square feet on the 5th floor of the Building located at
     -----
                         ,           ,       .
     --------------------  ----------  ------

Dear :

In accordance with the terms and conditions of the above referenced Sublease, Subtenant has accepted possession of the Sublease Premises and Sublandlord and Subtenant hereby agree to the following:

1.   The Commencement Date of the Sublease is       ;
                                              ------

2.   The Expiration Date of the Sublease is       ; and
                                            ------

3.   Receipt of a check in the amount of $      .    , to be applied as follows:
                                           ----------

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all three counterparts of this Commencement Letter and returning two fully executed counterparts to my attention.

Sincerely,


-------------------
Leasing Administrator

Siebel Systems, Inc.
2207 Bridgepointe Parkway
San Mateo, CA 94404

Agreed and Accepted:

Subtenant:
           ---------------------


By:
    --------------------------------------
Name :
       -----------------------------------
Title:
       -----------------------------------
Date:
       -----------------------------------

                                    Exhibit D

                             FURNITURE AND EQUIPMENT

                Description                                             Quantity
                -----------                                             --------
Private Offices:
----------------
Workrite Pinnacle Board with tray & arm
   Model #2170-22TG/UB2180S-25                                              5
Greensteel Whiteboard 4 x 6 with white trim                                 5
Peter Pepper Coat Hooks                                                     5

Miscellaneous:
--------------
Name plate holder action signs systems for
   offices and cubicles                                                    12
Tenex Trash Receptacles 23261 black                                        12

Workstations/Private Offices:
-----------------------------
Workstations (Single/HDN)                                                   7
Small Private Office                                                        5
Seating                                                                    29

Files:
------
4 Dwr 18 x 36 Bloxx File                                                    6
4 Dwr 18 x 36 Fundamental File                                              8
Skate Wire Basket                                                          30